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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report




                       Pursuant to section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) : August 11, 1998

                           Dominion Bridge Corporation
             (Exact name of registrant as specified in its charter)



             Delaware                             1-10372                            23-2577796
  (State or other jurisdiction of                                           (IRS Employer Identification
          incorporation)                  (Commission File Number)                    Number)
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             500 Notre Dame Street, Lachine, Quebec, CANADA H8S 2B2
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (514) 634-3550



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Item 3.       Bankruptcy or Receivership.

              On August 11, 1998, Dominion Bridge Corporation ("the Company") and each of its principal operating subsidiaries other than McConnell Dowell
Corporation Ltd. (collectively the "North American Subsidiaries") filed a Notice of Intention to Make a Proposal (the "Notice") pursuant to the Bankruptcy and Insolvency Act (the "Act") with the Quebec Superior Court in Montreal, Quebec,
Canada (Court No. 500-11-009746-989; Estate No. 41-216784). Under the provisions of the Act, the Company and its North American Subsidiaries have been granted a stay of proceedings and protection from all of their creditors.

              Effective upon the filing of the Notice, Arthur Andersen Inc. has been designated as the trustee as monitor of the arrangement under the Act.

              Pursuant to the terms of the Act, the Company and its North
American Subsidiaries have until September 10, 1998 (unless extended by the
Court) to file a proposal to all creditors with the Court. The Company is in the process of evaluating its assets and liabilities toward developing such a proposal. Pending such a proposal, the Company and its North American
Subsidiaries are continuing as a debtor in possession in the ordinary course.

Item 7.       Exhibits.

              Exhibit 99.1

              Press Release of the Compnay dated August 11, 1998


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              Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                              DOMINION BRIDGE CORPORATION

                              By:      /s/ Derek S. Tennant
                                       ---------------------------

                              Name:    Derek S. Tennant
                              Title:   Interim Chief Operating Officer and
                                       Director


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                                  EXHIBIT INDEX


99.1          Press release dated August 11, 1998                      Filed